Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. McGlade or M. Scott Crocco or Mary T. Afflerbach, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign a Registration Statement for the registration of equity and debt securities of Air Products and Chemicals, Inc., and any and all amendments thereto and renewals or refilings thereof in the future, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mario L. Baeza Mario L. Baeza	Director	21 November 2013

/s/ Susan K. Carter Susan K. Carter	Director	21 November 2013

/s/ William L. Davis, III William L. Davis, III	Director	21 November 2013

/s/ Chad C. Deaton Chad C. Deaton	Director	21 November 2013

/s/ Michael J. Donahue Michael J. Donahue	Director	21 November 2013

/s/ Ursula O. Fairbairn Ursula O. Fairbairn	Director	21 November 2013

Signature	Title	Date

/s/ W. Douglas Ford W. Douglas Ford	Director	21 November 2013

/s/ Seifi Ghasemi Seifi Ghasemi	Director	21 November 2013

/s/ Evert Henkes Evert Henkes	Director	21 November 2013

/s/ David H. Y. Ho David H. Y. Ho	Director	21 November 2013

/s/ John E. McGlade John E. McGlade	Director and Chairman	21 November 2013

/s/ Margaret G. McGlynn Margaret G. McGlynn	Director	21 November 2013

/s/ Edward L Monser Edward L Monser	Director	21 November 2013

/s/ Matthew H. Paull Matthew H. Paull	Director	21 November 2013

/s/ Lawrence S. Smith Lawrence S. Smith	Director	21 November 2013

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